Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT TO SPECIFIC TRANSACTIONS

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT TO SPECIFIC TRANSACTIONS (this “Amendment”) is made and entered into as of June 16, 2004, by and among SUPERIOR ESSEX COMMUNICATIONS LLC, a Delaware limited liability company (“Superior”), ESSEX GROUP, INC., a Michigan corporation (“Essex”) (Superior and Essex being referred to collectively as “Borrowers,” and individually as a “Borrower”); various financial institutions (“Lenders”); FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders (together with its successors and assigns in such capacity, “Administrative Agent”); and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as syndication agent for the Lenders (together with its successors in such capacity, “Syndication Agent”; Administrative Agent and Syndication Agent are each hereafter referred to from time to time individually as an “Agent” and collectively as “Agents”).

Recitals:

Borrowers, Lenders and Agents are parties to a certain Credit Agreement dated November 10, 2003, as amended by that certain First Amendment to Credit Agreement dated February 20, 2004, that certain Second Amendment to Credit Agreement dated March 18, 2004, that certain Third Amendment to Credit Agreement and Consent to Specific Transactions dated as of April 2, 2004, and that certain Fourth Amendment to Credit Agreement, dated as of April 30, 2004 (as at any time amended, restated or otherwise modified, the “Credit Agreement”), pursuant to which Lenders have made certain revolving credit loans and other extensions of credit to Borrowers.

Borrowers have informed Agents and Lenders that Superior intends to convert from a Delaware limited liability company to a Delaware limited partnership. Agents and Lenders are willing to consent to such conversion of the form of Superior from a limited liability company to a limited partnership, subject to the terms and conditions contained herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Definitions.   All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2.   Conversion of Superior: Representations and Warranties of Borrowers.   Borrowers have informed Administrative Agent that: (a) Superior desires to convert from a Delaware limited liability company to a Delaware limited partnership under the name “Superior Essex Communications LP” (the “Conversion”); (b) the general partner of Superior after the Conversion will be SE Communications GP Inc., a Delaware corporation (the “GP”); and (c) the Conversion will be effected in accordance with Section 17-217 of the Delaware Revised Uniform Limited Partnership Act (the “DLPA”).

3.   Representations and Warranties Regarding Conversion.   Each Borrower represents and warrants to Administrative Agent that after the consummation of the Conversion (a) all references in the Credit Agreement and the other Loan Documents to “Superior Essex Communications LLC” shall be deemed references to “Superior Essex Communications LP, as successor-by-conversion to Superior Essex Communications LLC”; (b) the property and assets of Superior will be free of all Liens other than Permitted Liens as of the date of the Conversion; (c) Superior shall continue as a “Borrower” under the Credit Agreement and shall be bound by all the terms and provisions thereof; (d) Superior shall be a Delaware limited partnership having the partnership name registered with Delaware Secretary of State of

“Superior Essex Communications LP”; (e) all of the Obligations shall be deemed ratified and assumed by Superior Essex Communications LP, as the successor-by-conversion to Superior Essex Communications LLC; and (f) the Obligations shall be secured by all property of Superior comprising the Collateral. Borrowers further represent and warrant to Agents and Lenders that neither of the Borrowers nor the GP have entered into any agreements among themselves or with any other Persons which modify in any respect whatsoever the provisions of clauses (d), (e), (f) or (g) of Section 17-217 of the DLPA, which provisions remain in full force and effect in respect of the Conversion.

4.   Authorization to File Financing Statements.   Each Borrower hereby authorizes Administrative Agent to execute and file such financing statements or amendments to financing statements as Administrative Agent may deem necessary or appropriate to continue to perfection and priority of its Liens in the Collateral after the consummation of the Conversion.

5.   Consent to Conversion.   The Administrative Agent consents to the proposed Conversion if, and only if, Administrative Agent, in its sole discretion, is satisfied that each of the Conversion Conditions shall have been satisfied. For purposes hereof, “Conversion Conditions” shall mean:

(a)    no Default or Event of Default shall exist;

(b)   the Conversion has been consummated and duly recorded with the Delaware Secretary of State in accordance with the form of Certificate of Conversion attached hereto as Exhibit A and Administrative Agent shall have received a certified copy thereof;

(c)    no less than 99% of the Equity Interests of Superior shall be directly or indirectly owned and controlled by Superior Essex Holding Corp. after the consummation of the Conversion;

(d)   Superior, as so converted to a Delaware limited partnership, has adopted an Agreement of Limited Partnerships in substantially the form attached hereto as Exhibit B;

(e)    GP is the general partner of Superior and has delivered to Administrative Agent a Closing and Incumbency Certificate in the form attached hereto as Exhibit C together with all exhibits referenced therein; and

(f)    Borrowers shall have delivered to Administrative Agent an opinion of counsel in substantially the form of Exhibit D attached hereto.

6.   Ratification and Reaffirmation.   Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

7.   Acknowledgments and Stipulations.   Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by Borrowers are legal, valid and binding obligations of Borrowers that are enforceable against Borrowers in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); and the security interests and liens granted by Borrowers in favor of Administrative Agent, for the benefit of itself and Lenders, are duly perfected, first priority security interests and liens.

8.   Representations and Warranties.   Each Borrower represents and warrants to Agents and Lenders, to induce Agents and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and all of the representations and warranties made by Borrowers in the Credit Agreement are true and correct on and as of the date hereof.

9.   Reference to Credit Agreement.   Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

10.   Breach of Amendment.   This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

11.   Conditions Precedent.   The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a)    Administrative Agent shall have received a duly executed counterpart of this Amendment, together with (i) a Consent and Reaffirmation duly signed by the Guarantors, (ii) a certificate of resolutions from each Borrower authorizing this Amendment and the other documents referenced herein, and (iii) such additional documents, instruments and certificates as Agents and Lenders shall require in connection herewith;

(b)   Administrative Agent shall have received a duly executed Joinder Agreement executed by GP and the exhibits reference therein in the form attached hereto as Exhibit E;

(c)    Each of the Conversion Conditions shall be satisfied; and

(d)   Administrative Agent shall have received such other agreements, documents, certificates and opinions as it may reasonably request in connection with the transactions contemplated by this Amendment.

12.   Expenses of Agents.   Borrowers agree to pay, on demand, all costs and expenses incurred by Agents in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agents’ legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

13.   Miscellaneous.   This Amendment shall be effective upon acceptance by Agents and Lenders, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

14.   No Novation, etc..   Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

15.   Further Assurances.   Each Borrower agrees to take such further actions as Agents and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16.   Release of Claims.   To induce Agents and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agents and Lenders, and all officers, directors, agents, employees, successors and assigns of Agents and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that any Borrower now has or ever had against Agents or Lenders arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Agents and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agents or Lenders.

17.   Waiver of Jury Trial.   To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:
ATTEST:	Superior Essex Communications LLC
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, CFO, Vice President and Treasurer
ATTEST:	Essex Group, Inc.
	By:	/s/ David S. Adridge
Secretary		David S. Aldridge, Vice President and Treasurer

[Signatures continued on following page]

LENDERS:
Revolver Commitment: $60,000,000.00	Fleet Capital Corporation
	By:	/s/ H. Glenn Little
		Title:	Senior Vice President
Revolver Commitment: $60,000,000.00	General Electric Capital Corporation
	By:	/s/ Curtis J. Correa
		Title:	Duly Authorized Signatory
Revolver Commitment: $55,000,000.00	Wachovia Bank, National Association
	By:	/s/ Daniel L. Denton
		Title:	Director

[Signatures continued on the following page]

ADMINISTRATIVE AGENT:
Fleet Capital Corporation, as Administrative Agent
By:	/s/ H. Glenn Little
	Title:	Senior Vice President
SYNDICATION AGENT:
General Electric Capital Corporation, as Syndication Agent
By:	/s/ Curtis J. Correa
	Title:	Duly Authorized Signatory

CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of the Obligations of Borrowers at any time owing to Agents and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Fifth Amendment to Credit Agreement and Consent to Certain Transactions; (ii) consents to Borrowers’ execution and delivery thereof; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Fifth Amendment to Credit Agreement and Consent to Certain Transactions.

ATTEST:	Superior Essex Inc.
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President,
Treasurer and CFO
ATTEST:	Superior Essex Holding Corp.
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President and
Treasurer
ATTEST:	Essex International Inc.
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President,
Treasurer, Assistant Secretary and CFO
ATTEST:	Essex Group, Inc.
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President,
Treasurer and Assistant Secretary

[Signatures continued on the following page]

ATTEST:	Essex Technology, Inc.
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President,
Treasurer and Assistant Secretary
ATTEST:	Essex Mexico Holdings, L.L.C.
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President,
Treasurer and Assistant Secretary
ATTEST:	Essex Wire Corporation
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President,
Treasurer and Assistant Secretary
ATTEST:	Essex Canada Inc.
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President,
Treasurer and Assistant Secretary
ATTEST:	Essex Group Mexico Inc.
	By:	/s/ David S. Aldridge
Secretary		David S. Aldridge, Vice President,
Treasurer and Assistant Secretary

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